Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

April 16, 2021

Upstart Holdings, Inc.

2950 S. Delaware Street, Suite 300

San Mateo, California 94403

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Upstart Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,665,701 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that may be issued pursuant to the Company’s 2020 Equity Incentive Plan, (ii) 733,140 shares of Common Stock that may be issued pursuant to the Company’s 2020 Employee Stock Purchase Plan and (iii) 23,494 shares of Common Stock that were reserved and available for issuance pursuant to the Prodigy Software, Inc. 2015 Stock Incentive Plan (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the respective Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours, WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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